As filed with the Securities and Exchange Commission on May 9, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MGM MIRAGE
(Exact name of Registrant as specified in its Charter)

Delaware	88-0215232
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employee Identification Number)

SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gary N. Jacobs, Esq.
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120
(name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Janet S. McCloud, Esq.
Christensen, Miller, Fink, Jacobs,
Glaser, Weil & Shapiro, LLP
10250 Constellation Boulevard, 19th Floor
Los Angeles, California 90067

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Amount to be Registered
Proposed Maximum Offering Price Per Unit
Title of Each Class of	Proposed Maximum Aggregate Offering Price
Securities to be Registered	Amount of Registration Fee

Debt Securities

Guarantees of Debt Securities(2)	(1)

Common Stock, $0.01 par value

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)	Guarantees of the payment of principal and interest on the Debt Securities may be provided by subsidiaries of the registrant. No separate consideration will be received for such guarantees and, pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is payable for such guarantees.

ADDITIONAL REGISTRANTS

State or Other
Jurisdiction of
Incorporation or
Exact Name of Registrant as Specified in its Charter	Organization	I.R.S. Employer

AC HOLDING CORP.	Nevada	88-0220212
AC HOLDING CORP. II	Nevada	88-0220229
THE APRIL COOK COMPANIES	Nevada	88-0401505
BEAU RIVAGE DISTRIBUTION CORP.	Mississippi	64-0898763
BEAU RIVAGE RESORTS, INC.	Mississippi	88-0340296
BELLAGIO, LLC	Nevada	94-3373852
BELLAGIO II, LLC	Nevada	47-0880256
BOARDWALK CASINO, INC.	Nevada	88-0304201
BUNGALOW, INC.	Mississippi	64-0410882
CIRCUS CIRCUS CASINOS, INC.	Nevada	88-0191825
CIRCUS CIRCUS MISSISSIPPI, INC.	Mississippi	64-0831942
COLORADO BELLE CORP.	Nevada	88-0218026
COUNTRY STAR LAS VEGAS, LLC	Nevada	88-0352410
DESTRON, INC.	Nevada	88-0234293
DIAMOND GOLD, INC.	Nevada	88-0242688
EDGEWATER HOTEL CORPORATION	Nevada	88-0166025
GALLEON, INC.	Nevada	88-0307225
GOLD STRIKE AVIATION INCORPORATED	Nevada	88-0257273
GOLD STRIKE FUEL COMPANY	Nevada	88-0230231
GOLD STRIKE, L.V.	Nevada	88-0343891
GOLDSTRIKE FINANCE COMPANY, INC.	Nevada	88-0312944
GOLDSTRIKE INVESTMENTS, INCORPORATED	Nevada	88-0142076
GRAND LAUNDRY, INC	Nevada	88-0298834
JEAN DEVELOPMENT COMPANY	Nevada	88-0223200
JEAN DEVELOPMENT NORTH	Nevada	88-0312945
JEAN DEVELOPMENT WEST	Nevada	88-0241415
JEAN FUEL COMPANY WEST	Nevada	88-0269160
LAST CHANCE INVESTMENTS, INCORPORATED	Nevada	88-0145908
LV CONCRETE CORP.	Nevada	88-0337406
MAC, CORP.	New Jersey	22-3424950
MANDALAY CORP.	Nevada	88-0384693
MANDALAY MARKETING AND EVENTS	Nevada	88-0350241
MANDALAY PLACE	Nevada	88-0383769
MANDALAY RESORT GROUP	Nevada	88-0121916
METROPOLITAN MARKETING, LLC	Nevada	22-3756320
MGM GRAND ATLANTIC CITY, INC	New Jersey	88-0354792
MGM GRAND CONDOMINIUMS, LLC	Nevada	55-0806676
MGM GRAND CONDOMINIUMS II, LLC	Nevada	20-2116101
MGM GRAND CONDOMINIUMS III, LLC	Nevada	05-0627790
MGM GRAND DETROIT, INC.	Delaware	91-1829051
MGM GRAND HOTEL, LLC	Nevada	94-3373856
MGM GRAND NEW YORK, LLC	Nevada	03-0524149
MGM GRAND RESORTS, LLC	Nevada	88-0491101

State or Other
Jurisdiction of
Incorporation or
Exact Name of Registrant as Specified in its Charter	Organization	I.R.S. Employer

MGM GRAND RESORTS DEVELOPMENT	Nevada	88-0325809
MGM MIRAGE ADVERTISING, INC.	Nevada	88-0162200
MGM MIRAGE AIRCRAFT HOLDINGS, LLC	Nevada	11-3739807
MGM MIRAGE AVIATION CORP.	Nevada	88-0173596
MGM MIRAGE CORPORATE SERVICES	Nevada	88-0225681
MGM MIRAGE DESIGN GROUP	Nevada	88-0406202
MGM MIRAGE DEVELOPMENT, INC.	Nevada	88-0368826
MGM MIRAGE ENTERTAINMENT AND SPORTS	Nevada	88-0245169
MGM MIRAGE INTERNATIONAL	Nevada	86-0868640
MGM MIRAGE MANUFACTURING CORP.	Nevada	88-0195439
MGM MIRAGE OPERATIONS, INC.	Nevada	88-0471660
MGM MIRAGE RETAIL	Nevada	88-0385232
MH, INC.	Nevada	88-0245162
M.I.R. TRAVEL	Nevada	88-0276369
THE MIRAGE CASINO-HOTEL	Nevada	88-0224157
MIRAGE LAUNDRY SERVICES CORP.	Nevada	88-0287118
MIRAGE LEASING CORP.	Nevada	88-0424843
MIRAGE RESORTS, INCORPORATED	Nevada	88-0058016
MMNY LAND COMPANY, INC.	New York	33-1043606
MRG VEGAS PORTAL, INC.	Nevada	26-0047314
MRGS CORP.	Nevada	88-0321295
M.S.E. INVESTMENTS, INCORPORATED	Nevada	88-0142077
NEVADA LANDING PARTNERSHIP	Illinois	88-0311065
NEW CASTLE CORP.	Nevada	88-0239831
NEW PRMA LAS VEGAS, INC.	Nevada	88-0430015
NEW YORK — NEW YORK HOTEL & CASINO, LLC	Nevada	88-0329896
NEW YORK — NEW YORK TOWER, LLC	Nevada	84-1646058
OASIS DEVELOPMENT COMPANY, INC.	Nevada	88-0238317
PLANE TRUTH, LLC	Nevada	88-0121916
THE PRIMADONNA COMPANY, LLC	Nevada	88-0430016
PRMA, LLC	Nevada	88-0430017
PRMA LAND DEVELOPMENT COMPANY	Nevada	88-0325842
PROJECT CC, LLC	Nevada	84-1669056
RAILROAD PASS INVESTMENT GROUP	Nevada	88-0208350
RAMPARTS INTERNATIONAL	Nevada	88-0371416
RAMPARTS, INC.	Nevada	88-0237030
RESTAURANT VENTURES OF NEVADA, INC.	Nevada	88-0376749
THE SIGNATURE CONDOMINIUMS, LLC	Nevada	33-1129331
SLOTS-A-FUN, INC.	Nevada	88-0124979
TREASURE ISLAND CORP.	Nevada	88-0279092
VICTORIA PARTNERS	Nevada	88-0346764
VIDIAD	Nevada	88-0428375

PROSPECTUS

MGM MIRAGE

Debt Securities
Guarantees
Common Stock

We may, from time to time, offer to sell shares of our common stock, par value $0.01 per share, and our debt securities, which may be senior, senior subordinated or subordinated and which may be convertible into shares of our common stock or other debt securities. This prospectus also covers guarantees, if any, of our obligations under any such debt securities, which may be given by one or more of our subsidiaries. Our common stock trades on the New York Stock Exchange under the symbol “MGM.”

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms to be described in one or more supplements to this prospectus as well as the documents incorporated or deemed to be incorporated by reference in this prospectus. This prospectus describes only some of the general terms that may apply to this securities. The specific terms of any securities to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the securities, or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

We or any selling security holder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our principal executive offices are located at 3600 Las Vegas Boulevard South, Las Vegas, Nevada, 89109. Our telephone number is (702) 693-7120.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

None of the Nevada Gaming Commission, the Nevada Gaming Control Board, the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement, the Michigan Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board nor any other gaming authority has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful. The Attorney General of the State of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The date of this prospectus is May 9, 2006.

Page

About This Prospectus	3
Where You Can Find Additional Information	3
Incorporation Of Information By Reference	3
Use Of Proceeds	5
Ratio Of Earnings To Fixed Charges	5
Description Of Securities	6
Legal Matters	6
Independent Registered Public Accounting Firms	6
Exhibit 4.8
Exhibit 5.1
Exhibit 5.2
Exhibit 12
Exhibit 23.3
Exhibit 23.4

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “Commission,” using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities registered in one or more offerings. This prospectus provides you with only a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement and may provide other offering materials that will contain specific information about the terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Information by Reference.”

This prospectus, and any accompanying prospectus supplement or other offering materials, do not contain all of the information included in the registration statement, as permitted by the rules and regulations of the Commission. For further information, we refer you to the full registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, file reports and other information with the Commission. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If an agreement or document is filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. You should not assume that the information in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Our Commission filings are also available over the Internet at the Commission’s web site at www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange, or the “NYSE.” You may also inspect the information we file with the Commission at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Our internet address is www.mgmmirage.com. However, unless otherwise specifically set forth herein, the information on our internet site is not a part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information that we file with the Commission. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the Commission. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the Commission after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus or in documents filed earlier with the Commission.

We incorporate by reference the documents listed below:

MGM MIRAGE:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our definitive Proxy Statement filed with the Commission on April 3, 2006;

•	Our Current Reports on Form 8-K dated March 30, 2006, and April 7, 2006.

Mandalay Resort Group:

•	Pages 84 to 119 of Mandalay Resort Group’s Annual Report on Form 10-K for the year ended January 31, 2005.

We are also incorporating by reference any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this prospectus and prior to the termination of the offering. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time furnish with the Commission be incorporated by reference into, or otherwise included in, this prospectus. Each document referred to above is available over the Internet on the Commission’s website at www.sec.gov, and on our website at www.mgmmirage.com. You may also request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:

Gary N. Jacobs
Executive Vice President, General Counsel and Secretary
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(702) 693-7120

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include reducing our outstanding indebtedness, increasing our working capital, acquisitions and capital expenditures. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If the net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	For the Years Ended December 31,
	2001		2002		2003		2004		2005

Ratio of Earnings to Fixed Charges	1.43	x	2.09	x	1.86	x	2.27	x	1.92	x

Earnings consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest. Fixed charges consist of interest, whether expensed or capitalized, amortization of debt discounts, premiums and issuance costs, and our proportionate share of interest cost of unconsolidated affiliates.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities, guarantees of debt securities, or common stock that may be offered under this prospectus.

Debt securities offered under this prospectus will be governed by a document called an “Indenture” and possibly one or more supplemental Indentures. Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us, as obligor, a trustee chosen by us and qualified to act under the Trust Indenture Act of 1939, and any of our subsidiaries which guarantee our obligations under the Indenture. A copy of the form of Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Any supplemental Indenture relating to the Indenture will be filed in the future with the Commission. See “Where You Can Find Additional Information” for information on how to obtain a copy.

LEGAL MATTERS

Certain legal matters with respect to securities offered hereby will be passed upon for us by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California, and Lionel Sawyer & Collins, Las Vegas, Nevada, and for any selling security holder, by the counsel named in the applicable prospectus supplement. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Gary N. Jacobs, who is of counsel to Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, is a member of our board of directors and Executive Vice President, General Counsel and Secretary of MGM MIRAGE. He and other attorneys in that firm providing services to MGM MIRAGE in connection with this prospectus beneficially own an aggregate of approximately 983,500 shares of our common stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

The audited consolidated financial statements and schedule of MGM MIRAGE as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2005, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of Mandalay Resort Group as of January 31, 2005 and 2004 and for each of the three years in the period ended January 31, 2005, and management’s report on the effectiveness of internal control over financial reporting as of January 31, 2005, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include an explanatory paragraph relating to Mandalay Resort Group’s adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of costs and expenses to be paid by us in connection with the distribution of the securities being registered by this registration statement. In addition to the costs and expenses estimated below, we may pay any selling commissions and brokerage fees and any applicable fees and disbursements with respect to securities registered by this registration statement that we may sell, but these fees cannot be predicted with any certainty at this time. All of the amounts shown are estimates:

Securities and Exchange Commission Fee	$	*
Printing and Engraving Expenses	$	**
Legal Fees and Expenses	$	**
Accounting Fees and Expenses	$	**
Trustee Fees and Expenses	$	**
Miscellaneous	$	**

Total	$	**

*	In accordance with Rule 456(b) and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	These fees are calculated based on the securities offered and the number of issuances. Therefore, these fees cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person against expenses, judgments, fines, and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, other than an action, suit or proceeding in the name of the corporation, in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

Article II, Section 12 of the Bylaws of MGM MIRAGE provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM MIRAGE limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director’s liability to MGM MIRAGE or its security holders for monetary damage except (i) for any breach of the director’s duty of loyalty to MGM MIRAGE or its security holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling MGM MIRAGE pursuant to the foregoing provisions, MGM MIRAGE has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

1	Underwriting Agreement.**
2	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.(1)
4.1	Certificate of Incorporation of the Company, as amended through 1997.(2)
4.2	Certificate of Amendment to Certificate of Incorporation of the Company, dated January 7, 2000, relating to an increase in the authorized shares of common stock.(3)
4.3	Certificate of Amendment to Certificate of Incorporation of the Company, dated January 7, 2000, relating to a 2-for-1 stock split.(4)
4.4	Certificate of Amendment to Certificate of Incorporation of the Company, dated August 1, 2000.(5)
4.5	Certificate of Amendment to Certificate of Incorporation of the Company, dated June 3, 2003, relating to compliance with provisions of the New Jersey Casino Control Act relating to holders of Company securities.(6)
4.6	Certificate of Amendment to Certificate of Incorporation of the Company, dated May 3, 2005.(7)
4.7	Amended and Restated Bylaws of the Company, effective May 11, 2004.(8)
4.8	Form of Indenture.*
5.1	Legal opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.*
5.2	Legal opinion of Lionel Sawyer & Collins.*
12	Computation of ratio of earnings to fixed charges.*
23.1	Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. (contained in Exhibit 5.1).*
23.2	Consent of Lionel Sawyer & Collins (contained in Exhibit 5.2).*
23.3	Consent of Deloitte & Touche LLP.*
23.4	Consent of Deloitte & Touche LLP.*
24	Power of Attorney (contained in the signature pages to this Registration Statement).*
25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939.***

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Incorporated by reference to Exhibit 2.01 to the Company’s Current Report on Form 8-K dated June 17, 2004.

(2)	Incorporated by reference to Exhibit 3(1) to Registration Statement No. 33-3305 and to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(3)	Incorporated by reference to Exhibit 3(2) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(4)	Incorporated by reference to Exhibit 3(3) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(5)	Incorporated by reference to Exhibit 3(i).4 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

(6)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003.

(7)	Incorporated by reference to Exhibit 3.10 to Amendment No. 1 to the Company’s Form 8-K filed with the Commission on May 11, 2005.

(8)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ James D. Aljian James D. Aljian	Director	May 9, 2006

/s/ Robert H. Baldwin Robert H. Baldwin	Director	May 9, 2006

/s/ Willie D. Davis Willie D. Davis	Director	May 9, 2006

/s/ Alexander M. Haig, Alexander M. Haig, Jr.	Director	May 9, 2006

Signature	Title	Date

/s/ Alexis Herman Alexis Herman	Director	May 9, 2006

/s/ Roland Hernandez Roland Hernandez	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

/s/ Kirk Kerkorian Kirk Kerkorian	Director	May 9, 2006

/s/ Rose McKinney-James Rose McKinney-James	Director	May 9, 2006

/s/ Ronald M. Popeil Ronald M. Popeil	Director	May 9, 2006

/s/ John T. Redmond John T. Redmond	Director	May 9, 2006

/s/ Melvin B. Wolzinger Melvin B. Wolzinger	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

CIRCUS CIRCUS CASINOS, INC.
COLORADO BELLE CORP.
DIAMOND GOLD, INC.
EDGEWATER HOTEL CORPORATION
GALLEON, INC.
GOLD STRIKE AVIATION INCORPORATED
GOLDSTRIKE FINANCE COMPANY, INC.
GOLDSTRIKE INVESTMENTS, INCORPORATED
LAST CHANCE INVESTMENTS, INCORPORATED
MANDALAY MARKETING AND EVENTS
MANDALAY PLACE
MANDALAY RESORT GROUP
METROPOLITAN MARKETING, LLC
M.S.E. INVESTMENTS, INCORPORATED
MGM GRAND RESORTS DEVELOPMENT
MMNY LAND COMPANY, INC.
MRG VEGAS PORTAL, INC.
OASIS DEVELOPMENT COMPANY, INC.
PLANE TRUTH, LLC
RAMPARTS INTERNATIONAL
SLOTS-A-FUN, INC.
THE SIGNATURE CONDOMINIUMS, LLC

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

AC HOLDING CORP.
AC HOLDING CORP. II
THE APRIL COOK COMPANIES
BEAU RIVAGE DISTRIBUTION CORP.
BUNGALOW, INC.
COUNTRY STAR LAS VEGAS, LLC
LV CONCRETE CORP.
MGM MIRAGE ADVERTISING, INC.
MGM MIRAGE CORPORATE SERVICES
MGM MIRAGE MANUFACTURING CORP.
MH, INC.
M.I.R. TRAVEL
MIRAGE LAUNDRY SERVICES CORP.
MIRAGE LEASING CORP.
MIRAGE RESORTS, INCORPORATED
MRGS CORP.
RESTAURANT VENTURES OF NEVADA, INC.
VIDIAD

By:	/s/ Robert H. Baldwin
Robert H. Baldwin
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Baldwin Robert H. Baldwin	President (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Beau Rivage Resorts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

BEAU RIVAGE RESORTS, INC.

By:	/s/ George Corchis
George Corchis
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George Corchis George Corchis	President (Principal Executive Officer)	May 9, 2006

/s/ Courtney Wenleder Courtney Wenleder	Vice President, Chief Financial Officer and Assistant Treasurer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

BELLAGIO, LLC
BELLAGIO II, LLC

By:	/s/ William McBeath
William McBeath
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William McBeath William McBeath	President (Principal Executive Officer)	May 9, 2006

/s/ Jon Corchis Jon Corchis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Boardwalk Casino, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

BOARDWALK CASINO, INC.

By:	/s/ Forrest J. Woodward
Forrest J. Woodward
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Forrest J. Woodward Forrest J. Woodward	President (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Destron, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

DESTRON, INC.

By:	/s/ Robert V. Moon
Robert V. Moon
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert V. Moon Robert V. Moon	President (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

GRAND LAUNDRY, INC.
MGM GRAND CONDOMINIUMS, LLC
MGM GRAND CONDOMINIUMS II, LLC
MGM GRAND CONDOMINIUMS III, LLC

By:	/s/ Gamal Abdelaziz
Gamal Abdelaziz
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz Gamal Abdelaziz	President (Principal Executive Officer)	May 9, 2006

/s/ Corey Sanders Corey Sanders	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Mandalay Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MANDALAY CORP.

By:	/s/ William Hornbuckle
William Hornbuckle
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William Hornbuckle William Hornbuckle	President (Principal Executive Officer)	May 9, 2006

/s/ Carlos Castro Carlos Castro	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

NEW YORK-NEW YORK HOTEL & CASINO, LLC NEW YORK-NEW YORK TOWER, LLC

By:	/s/ Lorenzo Creighton
Lorenzo Creighton
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lorenzo Creighton Lorenzo Creighton	President (Principal Executive Officer)	May 9, 2006

/s/ William Boasberg William Boasberg	Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Atlantic City, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM GRAND ATLANTIC CITY, INC.

By:	/s/ James J. Murren
James J. Murren
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President and Director (Principal Executive Officer)	May 9, 2006

/s/ Kenneth A. Rosevear Kenneth A. Rosevear	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MAC, CORP.
MGM GRAND DETROIT, INC.
NEW PRMA LAS VEGAS, INC.
PRMA, LLC

By:	/s/ John T. Redmond
John T. Redmond
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John T. Redmond John T. Redmond	President (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Hotel, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM GRAND HOTEL, LLC

By:	/s/ Gamal Abdelaziz
Gamal Abdelaziz
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gamal Abdelaziz Gamal Abdelaziz	President (Principal Executive Officer)	May 9, 2006

/s/ John Shigley John Shigley	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand New York, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM GRAND NEW YORK, LLC

By:	/s/ John T. Redmond
John T. Redmond
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John T. Redmond John T. Redmond	Chief Executive Officer (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM Grand Resorts, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM GRAND RESORTS, LLC

By:	/s/ John T. Redmond
John T. Redmond
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John T. Redmond John T. Redmond	President and Chief Executive Officer (Principal Executive Officer)	May 9, 2006

/s/ Corey Sanders Corey Sanders	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Aircraft Holdings LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE AIRCRAFT HOLDINGS LLC

By:	/s/ James J. Murren
James J. Murren
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President, Treasurer and Director (Principal Executive Officer & Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Design Group certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE DESIGN GROUP

By:	/s/ William R. Smith
William R. Smith
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William R. Smith William R. Smith	President (Principal Executive Officer)	May 9, 2006

/s/ Blair Stanert Blair Stanert	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Development, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE DEVELOPMENT, INC.

By:	/s/ Kenneth A. Rosevear
Kenneth A. Rosevear
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth A. Rosevear Kenneth A. Rosevear	President (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Entertainment and Sports certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE ENTERTAINMENT AND SPORTS

By:	/s/ Richard Sturm
Richard Sturm
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard Sturm Richard Sturm	President (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE INTERNATIONAL

By:	/s/ Albert Faccinto, Jr.
Albert Faccinto, Jr.
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Albert Faccinto, Jr. Albert Faccinto, Jr.	President (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Operations, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE OPERATIONS, INC.

By:	/s/ Gary N. Jacobs
Gary N. Jacobs
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gary N. Jacobs Gary N. Jacobs	President and Director (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Retail certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE RETAIL

By:	/s/ Frank Visconti
Frank Visconti
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Frank Visconti Frank Visconti	President (Principal Executive Officer)	May 9, 2006

/s/ David Soulliere David Soulliere	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, The Mirage Casino-Hotel certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

THE MIRAGE CASINO-HOTEL

By:	/s/ Scott Sibella
Scott Sibella
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Sibella Scott Sibella	President (Principal Executive Officer)	May 9, 2006

/s/ Michael A. Longi Michael A. Longi	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, New Castle Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

NEW CASTLE CORP.

By:	/s/ Renee West
Renee West
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Renee West Renee West	President (Principal Executive Officer)	May 9, 2006

/s/ Sheri Cherubino Sheri Cherubino	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

THE PRIMADONNA COMPANY, LLC
PRMA LAND DEVELOPMENT COMPANY

By:	/s/ Michael Puggi
Michael Puggi
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael Puggi Michael Puggi	President (Principal Executive Officer)	May 9, 2006

/s/ Paul Roshetko Paul Roshetko	Executive Vice President, Chief Financial Officer and Assistant Treasurer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Ramparts, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

RAMPARTS, INC.

By:	/s/ Felix Rappaport
Felix Rappaport
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Felix Rappaport Felix Rappaport	President (Principal Executive Officer)	May 9, 2006

/s/ Yvette Harris Yvette Harris	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Treasure Island Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

TREASURE ISLAND CORP.

By:	/s/ Tom Mikulich
Tom Mikulich
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Tom Mikulich Tom Mikulich	President (Principal Executive Officer)	May 9, 2006

/s/ Jay Kulesza Jay Kulesza	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

RAILROAD PASS INVESTMENT GROUP

  By: MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS,
INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS,
INCORPORATED
General Partner

JEAN DEVELOPMENT COMPANY

  By: MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS,
INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS,
INCORPORATED
General Partner

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
President of each General Partner of
Railroad Pass Investment Group and
Jean Development Company

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of each General Partner of Railroad Pass Investment Group and Jean Development Company (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director of each General Partner of Railroad Pass Investment Group and Jean Development Company (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Railroad Pass Investment Group and Jean Development Company	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

JEAN DEVELOPMENT NORTH

  By: MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED
General Partner

By:	DIAMOND GOLD, INC.
General Partner

JEAN DEVELOPMENT WEST

By:	MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED
General Partner

By:	DIAMOND GOLD, INC.
General Partner

GOLD STRIKE L.V.

By:	MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED
General Partner

By:	DIAMOND GOLD, INC.
General Partner

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
President of each General Partner of
Jean Development North,
Jean Development West and Gold Strike L.V.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of each General Partner of Jean Development North, Jean Development West and Gold Strike L.V. (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director of each General Partner of Jean Development North, Jean Development West and Gold Strike L.V. (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Jean Development North, Jean Development West and Gold Strike L.V.	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, the entities listed below certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on each of their behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

JEAN FUEL COMPANY WEST

By:	MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED
General Partner

By:	OASIS DEVELOPMENT COMPANY, INC.
General Partner

GOLD STRIKE FUEL COMPANY

By:	MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED
General Partner

By:	OASIS DEVELOPMENT COMPANY, INC.
General Partner

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
President of each General Partner of
Jean Fuel Company West and
Gold Strike Fuel Company

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of each General Partner of Jean Fuel Company West and Gold Strike Fuel Company (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director of each General Partner of Jean Fuel Company West and Gold Strike Fuel Company (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Jean Fuel Company West and Gold Strike Fuel Company	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Victoria Partners certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

VICTORIA PARTNERS

By:	MRGS CORP.
General Partner

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
President

By:	GOLD STRIKE L.V.
General Partner

By:	MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS, INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS, INCORPORATED
General Partner

By:	DIAMOND GOLD, INC.
General Partner

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
President of each General
Partner of Gold Strike L.V.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of MRGS Corp. and each General Partner of Gold Strike L.V. (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director of MRGS Corp. and each General Partner of Gold Strike L.V. (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director of MRGS Corp. and each General Partner of Gold Strike L.V.	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Circus Circus Mississippi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

CIRCUS CIRCUS MISSISSIPPI, INC.

By:	/s/ Jon Corchis
Jon Corchis
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jon Corchis Jon Corchis	President (Principal Executive Officer)	May 9, 2006

/s/ Paul Heard Paul Heard	Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, MGM MIRAGE Aviation Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

MGM MIRAGE AVIATION CORP.

By:	/s/ James J. Murren
James J. Murren
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James J. Murren James J. Murren	President, Treasurer and Director (Principal Executive Officer & Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Project CC, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

PROJECT CC, LLC

By:	/s/ Robert H. Baldwin
Robert H. Baldwin
President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert H. Baldwin Robert H. Baldwin	President (Principal Executive Officer)	May 9, 2006

/s/ Chris Nordling Chris Nordling	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 9, 2006

/s/ J. Terrence Lanni J. Terrence Lanni	Chairman of the Board	May 9, 2006

/s/ James J. Murren James J. Murren	Director	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director	May 9, 2006

Pursuant to the requirements of the Securities Act of 1933, as amended, Nevada Landing Partnership certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on May 9, 2006.

NEVADA LANDING PARTNERSHIP

By:	MSE INVESTMENTS, INCORPORATED
General Partner

By:	LAST CHANCE INVESTMENTS,
INCORPORATED
General Partner

By:	GOLDSTRIKE INVESTMENTS,
INCORPORATED
General Partner

  By: DIAMOND GOLD, INC.
General Partner

By:	/s/ J. Terrence Lanni
J. Terrence Lanni
President of each General Partner of
Nevada Landing Partnership

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. Murren, Gary N. Jacobs and Bryan L. Wright their true and lawful attorneys-in-fact and agents, each with full power and substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional Registration Statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Terrence Lanni J. Terrence Lanni	President and Chairman of the Board of each General Partner of Nevada Landing Partnership (Principal Executive Officer)	May 9, 2006

/s/ James J. Murren James J. Murren	Treasurer and Director of each General Partner of Nevada Landing Partnership (Principal Financial and Accounting Officer)	May 9, 2006

/s/ Gary N. Jacobs Gary N. Jacobs	Director of each General Partner of Nevada Landing Partnership	May 9, 2006

EXHIBIT INDEX

1	Underwriting Agreement.**
2	Agreement and Plan of Merger, dated as of June 15, 2004, among MGM MIRAGE, Mandalay Resort Group and MGM MIRAGE Acquisition Co. #61, a wholly owned subsidiary of MGM MIRAGE.(1)
4.1	Certificate of Incorporation of the Company, as amended through 1997.(2)
4.2	Certificate of Amendment to Certificate of Incorporation of the Company, dated January 7, 2000, relating to an increase in the authorized shares of common stock.(3)
4.3	Certificate of Amendment to Certificate of Incorporation of the Company, dated January 7, 2000, relating to a 2-for-1 stock split.(4)
4.4	Certificate of Amendment to Certificate of Incorporation of the Company, dated August 1, 2000.(5)
4.5	Certificate of Amendment to Certificate of Incorporation of the Company, dated June 3, 2003, relating to compliance with provisions of the New Jersey Casino Control Act relating to holders of Company securities.(6)
4.6	Certificate of Amendment to Certificate of Incorporation of the Company, dated May 3, 2005.(7)
4.7	Amended and Restated Bylaws of the Company, effective May 11, 2004.(8)
4.8	Form of Indenture.*
5.1	Legal opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP.*
5.2	Legal opinion of Lionel Sawyer & Collins.*
12	Computation of ratio of earnings to fixed charges.*
23.1	Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. (contained in Exhibit 5.1).*
23.2	Consent of Lionel Sawyer & Collins (contained in Exhibit 5.2).*
23.3	Consent of Deloitte & Touche LLP.*
23.4	Consent of Deloitte & Touche LLP.*
24	Power of Attorney (contained in the signature pages to this Registration Statement).*
25	Form T-1 Statement of eligibility under the Trust Indenture Act of 1939.***

*	Filed herewith.

**	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)	Incorporated by reference to Exhibit 2.01 to the Company’s Current Report on Form 8-K dated June 17, 2004.

(2)	Incorporated by reference to Exhibit 3(1) to Registration Statement No. 33-3305 and to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

(3)	Incorporated by reference to Exhibit 3(2) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(4)	Incorporated by reference to Exhibit 3(3) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

(5)	Incorporated by reference to Exhibit 3(i).4 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

(6)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003.

(7)	Incorporated by reference to Exhibit 3.10 to Amendment No. 1 to the Company’s Form 8-K filed with the Commission on May 11, 2005.

(8)	Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.